EXHIBIT 10.5(b)(ix)
EIGHTH AMENDMENT TO TRUST AGREEMENT BETWEEN
FIDELITY MANAGEMENT TRUST COMPANY AND
THE SCOTTS COMPANY
     THIS EIGHTH AMENDMENT, dated as of the thirty-first day of December 31, 2002, by and between Fidelity Management Trust Company (the “Trustee”) and The Scotts Company (the “Sponsor”);
WITNESSETH:
     WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated January 1, 1998 with regard to The Scotts Company Executive Retirement Plan (the “Plan”); and
     WHEREAS, the Sponsor now desires, and hereby directs the Trustee, in accordance with Section 7(b), on December 31, 2002: to liquidate all participant balances held in the Baron Asset Fund at its net asset value on such day, and to invest the proceeds in the Managers Special Equity Fund at its net asset value on such day; to liquidate all participant balances held in the Fidelity Worldwide Fund at its net asset value on such day, and to invest the proceeds in the EuroPacific Growth Fund — Class A at its net asset value on such day. The parties hereto agree that the Trustee shall have no discretionary authority with respect to these sales and transfers directed by the Sponsor. Any variation from the procedures described herein may be instituted only at the express written direction of the Sponsor; and
     WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 14 thereof;
     NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:
(1)	Amending the “investment options” section of Schedule “A”, to delete the following:
•	Baron Asset Fund

•	Fidelity Worldwide Fund
     IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Eighth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

THE SCOTTS COMPANY		FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ George A. Murphy 12/31/02	By:	/s/ Rina Mayman	2/4/03

	Date		FMTC Authorized Signatory	Date